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BANSAL & CO LLP
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of in this Amendment No. 3 to the Draft Registration Statement on Form F-1") of our report dated April 29, 2024, of ZenaTech, Inc. relating to the audit of the consolidated financial statements for the year ended December 31, 2023 and the reference to our firm under the caption "Experts" in the Registration Statement.

Bansal & Co. LLP
New Delhi

Bansal & Co. LLP

April 29th, 2024